Exhibit 99.1

Contact: Mark E. Secor
Chief Financial Officer
Phone: (219) 873-2611
Fax: (219) 874-9280
Date: June 19, 2019

FOR IMMEDIATE RELEASE
HORIZON BANCORP, INC. ANNOUNCES A 20.0% QUARTERLY DIVIDEND INCREASE
Michigan City, Indiana – Horizon Bancorp, Inc. (NASDAQ GS: HBNC) announced today that its Board of Directors has approved an increase in its quarterly dividend from 10 cents to 12 cents per share. This represents a 20.0% increase and a dividend yield of 3.02% based on the price per share of $15.91 as of the close of business on June 18, 2019. The dividend will be paid on July 19, 2019 to shareholders of record on July 5, 2019.
About Horizon

Horizon Bancorp, Inc. is an independent, commercial bank holding company serving northern and central Indiana, and southern, central and the Great Lakes Bay regions of Michigan through its commercial banking subsidiary Horizon Bank. Horizon also offers mortgage-banking services throughout the Midwest. Horizon may be reached online at www.horizonbank.com.  Its common stock is traded on the NASDAQ Global Select Market under the symbol HBNC.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon Bancorp, Inc. and its affiliates (collectively, “Horizon”). For these statements, Horizon claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in Horizon’s Annual Report on Form 10-K. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Contact:	Horizon Bancorp, Inc.
Mark E. Secor
Chief Financial Officer
(219) 873-2611
Fax: (219) 874-9280